Exhibit 4.4

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Variation Agreement (Sub-Licence)

Merola Finance B.V.

And

United Biscuits Iberia S.L.

18 February 2003

THIS AGREEMENT is made on 18 February 2003

BETWEEN:

(1)                                      MEROLA FINANCE B.V. a company incorporated in the Netherlands whose registered office is at Konigslaan 34, 1075AD, Amsterdam, The Netherlands (“Merola”); and

(2)                                      UNITED BISCUITS IBERIA S.L., formerly known as NABISCO IBERIA S.L. a Spanish limited liability company with tax identification number B80662950 whose registered office is c/o Conde De Penalver, no. 38, Madrid, Spain (“Iberia”).

RECITALS

(A)                                  Merola and Iberia are parties to an agreement dated 11 July 2000 relating to the sub-licence of trade marks to Iberia and a letter amending the sub-licence dated 27 September 2000 (together, the “Trade Mark Sub-Licence Agreement”).

(B)                                    This agreement is entered into pursuant to a Deed of Settlement of even date herewith in which it has been agreed that Iberia shall surrender its rights in respect of certain trade marks granted under the Trade Mark Sub-Licence Agreement in respect of the Relevant Markets (as defined in the Deed of Settlement) and as a result the parties hereto have agreed to amend the terms of the Trade Mark Sub-Licence Agreement as set out in this variation agreement.

THE PARTIES AGREE AS FOLLOWS:

1.                                           All terms defined in the Trade Mark Sub-Licence Agreement shall have the same meaning in this agreement, unless the context otherwise requires.

2.                                           The parties hereto agree that with effect from the date hereof, the Trade Mark Sub-Licence Agreement shall be amended as follows:

(a)                               schedule 1 (Marks) shall be amended by the deletion or removal of the trade marks set out in schedule 1 to this agreement;

(b)                              schedule 3 (Licensed Territory) shall be amended as follows:

(i)                               in the column headed “Africa”, “Egypt” shall be deleted;

(ii)                            the column headed “Middle East” shall be deleted and replaced with the following:-

“Middle East

Iraq

Iran

Israel

Syria”.

3.                                       For the avoidance of doubt the parties agree that clause 13.1 (a), (b), (c) and (e) of the Trade Mark Sub-Licence Agreement shall apply to Products bearing any of the trade marks set out in schedule 1 produced or manufactured in any of the countries where those trade marks are registered save that the three month termination period in clause 13.1(c)(ii) thereof shall be replaced by a six month termination period.

4.                                       For the purpose of this clause 4:

“1999 EBITDA” shall mean the earnings before interest, tax, depreciation and amortisation for the period to 31 December 1999 in respect of sales of Chips Ahoy and Teddy Grahams from Iberia to the Relevant Markets.

“Consideration Payment” shall be the sum of US$959,000 or, in the event that the 1999 EBITDA is less than US$137,000, seven times such lesser amount.

4.1                                 In consideration of Iberia entering into this agreement Merola agrees to pay to Iberia the Consideration Payment.

4.2                                 The Consideration Payment will be paid in the following manner:

(a)                                  Merola shall pay to Iberia immediately following the date of this Agreement the sum of US$959,000 on account of the Consideration Payment (the “On Account Payment”); and

(b)                                 the parties shall negotiate in good faith with a view to agreeing the Consideration Payment and, in the event that they are either unable to agree or have not reached agreement by a date one calendar month after the date on which the parties enter into this agreement, the following procedure will be instigated:

(i)                                     the parties will forthwith jointly instruct an independent firm of internationally recognised chartered accountants (to be agreed by the parties or, failing agreement, to be selected, on the application of either of them, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy) (the “Expert”) to calculate the value of the Consideration Payment, acting for this purpose as an expert (and not as an arbitrator);

(ii)                                  the parties will each provide the Expert with such information as may be reasonably accessible and such assistance as the Expert shall reasonably require to enable the calculation to be made;

(iii)                               subject to (ii) above the Expert shall determine the procedure to be followed to enable it to carry out its duties;

(iv)                              each party shall bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it in connection with the said determination;

(v)                                 the costs and expenses of the Expert shall be borne by Merola and Iberia in such proportions as the Expert shall, in its absolute discretion determine. If the

Expert makes no such determination its costs and expenses shall be borne by Merola and Iberia in equal proportions.

4.3                                 If it is thereafter determined under Clause 4.3 above, or agreed, that the Completion Payment:

(a)                                  exceeds the On Account Payment then Merola shall pay the difference to Iberia, or

(b)                                 is less than the On Account Payment then Iberia shall pay the difference to Merola,

then any such payment shall be made within five days of such determination or agreement, provided that such payment shall not exceed 10% of the On Account Payment.

4.4                                 The Completion Payment paid pursuant to clause 4.2 of this agreement and any payment by Merola pursuant to clause 4.3 (if any) shall be paid to the account set out below:

American Express Bank Ltd, New York
Swift Code: AEIBUS33
Account of: The Royal Bank of Scotland, London (RBOSGB2L)
CHIPS ABA: 0159
FED WIRE ABA: 1240-7188-9
Beneficiary: United Biscuits (UK) Ltd
Account: UNBIUKGT-USD-A

and receipt by such bank of such sum shall be good discharge to Merola.

5.                                       Save as provided in this agreement, the Trade Mark Sub-Licence Agreement shall remain in full force and effect.

6.                                       No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

7.                                       This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its interpretation) shall be governed by and construed in accordance with English law.

8.                                       Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any disputes which may arise out of or in connection with this agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

IN WITNESS whereof this agreement has been executed on the date first above written.

SCHEDULE

Part 1 - Registered Trade Marks

1.                                       EGYPT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	79784	May 6, 1991

2.                                       JORDAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	29569	July 16, 1991

3.                                       KUWAIT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	23040	December 31, 1991

4.                                       LEBANON

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	56210	September 12, 1991

5.                                       OMAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	5711 (APPLN)	July 7, 1991

6.                                       QATAR

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	8945	March 25, 1998

7.                                       SAUDI ARABIA

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	245/47	December 2, 1991

8.                                       U.A.E.

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	8721	February 24, 1997

9.                                       YEMEN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
OREO	6349	March 19, 1997

10.                                 EGYPT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	79782	May 6, 1991

11.                                 JORDAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	29034	July 14, 1991

12.                                 KUWAIT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	23038	December 31, 1991

13.                                 LEBANON

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	56207	September 12, 1991

14.                                 OMAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	5706 (APPLN)	July 7, 1991

15.                                 QATAR

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	8948	March 25, 1998

16.                                 SAUDI ARABIA

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	245/52	December 2, 1991

17.                                 U.A.E.

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	8712	February 24, 1997

18.                                 YEMEN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
CHIPS AHOY!	6343	March 19, 1997

19.                                 EGYPT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ	37977	November 8, 1960
RITZ & PACKAGE DESIGN IN COLOR	37597	August 2, 1960

20.                                 JORDAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ	5866	June 13, 1995
RITZ PACKAGE DESIGN	29028	July 16, 1991

21.                                 KUWAIT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ PACKAGE DESIGN	23042	December 31, 1991
RITZ	23829	December 31, 1991

22.                                 LEBANON

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ	47548	June 23, 1955
RITZ PACKAGE DESIGN IN COLOR	28193	February 27, 1958
RITZ PACKAGE DESIGN IN B&W	47550	June 23, 1955

23.                                 OMAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ & RITZ PACKAGE DESIGN (NECKLACE)	5702 (APPLN)	July 7, 1991
RITZ	5095	May 22, 1999

24.                                 QATAR

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ	8825	March 25, 1998
RITZ (NECKLACE) PACKAGE DEVICE (IN COLOR)	8951	November 17, 1999

25.                                 SAUDI ARABIA

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ PACKAGE DESIGN IN COLOR	1577	June 25, 1963
RITZ	18045	December 12, 1987
RITZ PACKAGE DESIGN	17/86	August 24, 1964

26.                                 U.A.E.

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ PACKAGE DESIGN	9580	March 10, 1997
RITZ	9579	March 10, 1997

27.                                 YEMEN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
RITZ	6351	March 19, 1997

28.                                 EGYPT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	79785	May 6, 1991

29.                                 JORDAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	29035	July 14, 1991

30.                                 KUWAIT

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	23139	December 4, 1997

31.                                 LEBANON

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	56211	September 12, 1991

32.                                 OMAN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	5712 (APPLN)	July 7, 1991

33.                                 QATAR

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	8952 (APPLN)	July 30, 1991

34.                                 SAUDI ARABIA

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	245/53	December 2, 1991

35.                                 U.A.E.

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	8719	February 24, 1997

36.                                 YEMEN

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
TEDDY GRAHAMS	6352	March 19, 1997

37.                                 SAUDI ARABIA

TRADEMARK	APPLN./REG. NUMBER	APPLN./REG. DATE
AIR CRISPS	430/47	March 22, 1998

Part 2 - Unregistered Trade Marks

Mark

OREO

CHIPS AHOY!

RITZ

TEDDY GRAHAMS

AIR CRISPS

NABISCO

CORNER TRIANGLE

Which are used in any of the following countries:

Saudi Arabia

Oman

Lebanon

Jordan

Qatar

Egypt

Bahrain

Yemen

Kuwait

United Arab Emirates

Executed and delivered by		)	Robert Bradish/s/
)
for and on behalf of MEROLA FINANCE B.V. under a power of attorney dated 9 January 2003 in the presence of: Name: Harold Heck		) )

Address: Kew House, Capital Interchange Way, Brentford TW8 0EX

Signature:	Hank Heck/s/

Signed by	)	Juan Casaponsa Sitjas/s/
for and on behalf of	)	Inaki Aguirre/s/
UNITED BISCUITS IBERIA S.L.	)
in the presence of:	)

Montserrat Serra/s/